Exhibit 10V

Joint Venture Distribution Rights Agreement

AGREEMENT (the “Agreement”) dated as of September 22, 2008 by and between Ecousable, having its principal offices in Redondo Beach CA 90277 (Hereinafter referred to as “DISTRIBUTOR”) and SEYCHELLE ENVIRONMENTAL TECHNOLOGY, INC. (Hereinafter referred to as the “Company”), having its principal offices at 33012 Calle Perfecto, San Juan Capistrano, CA 92675.

      WHEREAS, DISTRIBUTOR now desires to be designated by the Company as a Joint Venture partner of the water filtration products manufactured and sold by the Company which products are described on Exhibit “A” hereto (and are each herein referred to individually as a “Product” and, collectively, as the “Products”), and thereby to have and hold the right to distribute and sell each of the Products within The Territory described in Exhibit “B” and at  prices covered in Exhibit “C” and terms and conditions described in Exhibit “D” and

WHEREAS, the Company is willing to designate and empower DISTRIBUTOR as a Joint Venture partner for the distribution of the Products in The Territory on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants herein contained, and for other and good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.  Grant of Distribution Rights.

A.
The Company hereby grants to DISTRIBUTOR the right to distribute and sell each of the Products within the Territory. The Products are to be labeled under the AquaSur, Seychelle, or Ecousable brand; or a brand name of one of DISTRIBUTORS or Company’s customers.

B.	The parties hereto understand and agree that the scope of the rights so granted (the Distribution Rights”) shall mean, include and encompass the following:

•	DISTRIBUTOR acknowledges that it is not acquiring any Trademarks or Trade Secrets from the Company as a part of this Agreement.
•
DISTRIBUTOR acknowledges that it is not acquiring any rights to produce or use trade names, literature, advertise or send out press releases pertaining to the Company without the advanced written consent of the Company.

•	DISTRIBUTOR shall be exclusively responsible for all sales, promotion and marketing expenses relating to its distribution and sale of Products in The Territory.
•
DISTRIBUTOR shall be responsible for all sales (Including the Internet) of the stainless steel bottles within the territory, and manage all sales representatives; either their own or those working for The Company. Therefore, all sales of stainless steel bottles fall within this Joint Venture Agreement.

•	DISTRIBUTOR and Company will share equally in all profit generated by all sales efforts of both parties.

2. Products to be Sold

The Company hereby agrees to sell to DISTRIBUTOR Products covered in Exhibit “A.”

A.	DISTRIBUTOR shall be responsible for all costs of shipping the purchased Products from point of manufacture, San Juan Capistrano, California.
B.
The Company represents and agrees that it will use all commercially reasonable      efforts to manufacture and deliver any Products ordered by DISTRIBUTOR on a priority basis, but in all events in a timely manner. Subject to availability of component parts and Acts of God, the Company will ship all orders within 45 days of receipt of funds.

C.	The Company shall be responsible for all manufacturing, operations, warehousing and shipping of all sales orders to all customers.

3.  Indemnification.

A.
The Company warrants and represents to DISTRIBUTOR that (i) the Company has full power and authority to grant the Distribution Rights, (ii) no approval or consent of any third party is required to enable the Company to make such grant or for DISTRIBUTOR thereupon to be entitled to exercise the full rights and benefits intended thereby, and (iii) the grant thereof will not breach any license, patent or other right or agreement to which the Company is a party with respect to the Company’s rights and authority to manufacture and sell each of the Products.

B.
The Company shall defend and indemnify DISTRIBUTOR and hold its members, managers, officers, employees and agents harmless against all claims and losses (including reasonable attorney’s fees and costs incurred in investigating or defending against any such claims) suffered by DISTRIBUTOR in connection with or as a result of a breach of the representation and warranty made by the Company in subsection A. above.

C.
Conversely, DISTRIBUTOR agrees that it shall defend and indemnify the Company and hold its, managers, officers, employees and agents harmless against all claims and losses (including reasonable attorney’s fees and costs incurred in investigating or defending against any such claims) suffered by the Company in connection with or as a result of the gross negligence, misrepresentation, or willful misconduct of DISTRIBUTOR or its personnel in the performance of its duties hereunder.

D.
The Company warrants that its Products are free from defects in materials and workmanship exclusive of normal wear and tear. It further warrants that the Products, if used for the purposes intended, will not cause bodily harm or injury.

4. Miscellaneous Provisions.

A.
Modification:  No modification, waiver or amendment of any term or condition of this Agreement shall be effective unless and until it shall be reduced to writing and signed by both of the parties hereto or their legal representatives.

B.
Complete Agreement:  This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes in all respects all prior proposals, negotiations, conversations, discussions and agreements between the parties concerning the subject matter hereof.

C.	Assignment: This Agreement may not be assigned, in whole or in part, by either party hereto without prior written consent shall not be unreasonably withheld.

D.
Governing Law:  This Agreement shall be construed according to the laws of the State of California and shall not be subject to any choice of law provisions of such laws.  This Agreement shall be binding upon DISTRIBUTOR and the Company, and their respective successors and assigns.

E.
Compliance with Laws:  The parties hereto represent and agree each for itself that they and their respective employees, agents and subcontractors will comply with all applicable federal, state, county and local laws, ordinances, regulations and codes in the performance of their respective services, duties and obligations under this Agreement.

F.
Force Majeure:  Either party is excused from performance and shall not be liable for any delay in performance or delivery or for non-performance or non-delivery, in whole or in part, caused by the occurrence of any contingency beyond the control of the parties including, but not limited to, work stoppages, fires, civil disobedience, riots, rebellions, accident, explosion, flood, storm, acts of God and similar occurrences. Either party may terminate or suspend its obligations under this Agreement if such obligations are prevented by any of the above events to the extent such events are beyond the reasonable control of the party whose reasonable performance is prevented.

G.	Length of Agreement: This agreement shall remain in force in perpetuity.

H.	Termination: Either party may terminate this Agreement with sixty (60) days written notice if either party:

1.	Violates any provision of this Agreement.
2.	Commits a dishonest or illegal act.

I.	Non-Circumvent: Both parties agree not to solicit each others customers.

J.	Good Faith: Both parties agree to deal with each other in good faith and fair dealing in all activities in the Joint Venture.

5. Survival Provisions.

The terms and provisions of the Agreement that by their sense and context to survive the performance hereof by either party or by other parties hereto shall so survive the completion of performance and termination of this Agreement, including without limitation the making of any and all payments due hereunder unless otherwise noted.

6.  Confidentiality.

A.
The information furnished or disclosed by either party to the other in connection with this Agreement and the performance of the respective party’s services, duties and obligations hereunder, may contain or reflect confidential information with respect to the business operations and practices of the parties, any selling properties and/or buying sponsors (“Confidential Information”). Confidential Information furnished by either party to the other shall be used exclusively and only in connection with this Agreement.

B.
The parties hereto acknowledge and agree that the unauthorized disclosure of use of any Confidential Information may cause immediate and irreparable injury to the party which has disclosed that Confidential Information to the other party, injury which can not be adequately compensated by monetary damages. Accordingly, each party hereto authorizes the other party to seek any temporary or permanent injunctive relief necessary to prevent such disclosure or use, or threat thereof.  Further, each party hereto consent to the jurisdiction of any federal or state court sitting in the State of California for purposes of any suit seeking such injunctive relief, and consents to the service of process therein by certified or registered mail, return receipt requested.

ACCEPTED AND AGREED BY:

ECOUSABLE

By: /s/ Joey Mendelsohn	Date ____9/22/08_______________
Mr. Joey Mendelsohn, President

SEYCHELLE ENVIRONMENTAL TECHNOLOGY, INC.

By: /s/ Richard Parsons	Date ____9/22/08_______________
Mr. Richard Parsons Executive VP